Exhibit 10.9



                         [Letterhead of GKN Securities]



                                                     March 14, 1996

Kevin Neumark
GKN Securities Corp.
12000 Biscayne Boulevard
Miami, FL  33181

Dear Kevin,

     In response to your recent discussions with the principals of GKN concerning various matters, I would like to confirm the following items.

     1. The Miami Office will receive a credit of 10% of the gross office production for the months of November 1995, December 1995, January 1996 and February 1996. This amount totals $104,226. This credit will be utilized towards the expense of upgrading the Miami office and taking new space. We will allocate specific invoices against this credit, as so indicated by you. In return for this credit, you agree that if you leave GKN voluntarily prior to March 1, 1999 and are no longer affiliated with the Company you will repay such amounts to GKN.

     2. The Miami Office will receive an 8% override monthly on Ed Martin's production for the twelve months ending February 28, 1997.

     3. The Miami Office will continue to increase the level of its deposit with GKN in accordance with our prior agreement.

     4. If David Macias joins your office during the next twelve months GKN will be responsible for the costs of terminating his current contract with Gruntal, and for any registration fees and related draw.

     5. GKN and the Miami Office agree to mutual veto power concerning any future intracompany transfers.

     Kevin, if this letter accurately describes your understanding please so indicate by signing below and returning an original to us. Thank you for your cooperation.

                                        Very truly yours,

                                        /s/ Peter R. Kent
                                        Peter R. Kent
                                        Chief Operating Officer




/s/ Kevin Neumark        /s/ Ronald Neumark            /s/ Maico Winer
- -----------------        ------------------            ---------------
Kevin Neumark            Ronald Neumark                Maico Winer

cc.  Robert Gladstone


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                                      GKN
- --------------------------------------------------------------------------------
                              GKN SECURITIES CORP.
                            61 Broadway, Suite 1200
                            New York, New York 10006
             (212) 508-3800 o 1-800-338-8964 o Fax: (212) 425-5861


                                                  September 11, 1991

Ronald Neumark, as Representative
c/o Neuco Investments, Inc.
4000 Tower Side Terrace, Apt.  1108
Miami Florida  33138

     Re: Independently-Owned Branch Office Agreement in North Miami, Florida

Dear Messrs. Neumark, Neumark and Winer:

     The following represents our agreement for you and Neuco Investments, Inc. ("Neuco") to own and to operate an independently-owned branch office ("Branch Office") of GKN Securities Corp. ("GKN").

     1. Neuco will own and operate the Branch Office at 12000 Biscayne Blvd., Suite 600, North Miami, Florida 33161, or such other location in North Miami as you and GKN shall mutually agree to. Neuco shall bear all the costs, expenses and liabilities associated with the ownership and operation of the Branch Office, except as specifically set forth herein. It is understood and agreed that, except as specifically set forth herein, GKN shall not be responsible for any of such costs, expenses and liabilities.

     2.   Compensation:

          A. The Branch Office compensation will be at the following percentages of gross commissions generated by the Branch Office, minus costs: 100% during the


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               first three months from the date the office commences operations,
               85% during the next three months and 80% thereafter;

          B. All direct costs associated with Branch Office trades (including clearing, interest, ticket charges, overnight mail...) shall be deducted from the net commissions to be paid to the Branch Office;

          C. GKN agrees to provide Neuco with a full reconciliation of the net amount due to the Branch Office, together with payment of such amount in accordance with its normal commission payment policy;

          D. The cost of maintaining client accounts (including unsecured debits, interest charges...) shall be borne solely by Neuco.

     3. This Agreement shall remain in full force and effect unless terminated as provided herein. The Agreement may be terminated by GKN at any time without cause upon giving Neuco one hundred and twenty (120) days written notice of the intention to terminate. The Agreement may be terminated by Neuco at any time without cause upon giving GKN 120 days written notice of the intention to terminate; provided, however, that such notice cannot be given prior to one hundred and eighty (180) days from the date hereof. Notwithstanding the foregoing, GKN can terminate this Agreement immediately for cause, including breach of this Agreement, upon written notice thereof to Neuco.

     4. The Principals and Neuco jointly and severally represent and warrant that (i) they currently maintain General Securities Principal (Series
          24) licenses, (ii) will be registered as the General Securities Principals of the Branch Office, and (iii) except as set forth in their respective NASD registrations, they have not been parties to or the subjects of any SEC or NASD disciplinary proceeding or action or any civil or criminal lawsuit in any


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          manner to the purchase or sale of securities or operations of an NASD broker-dealer.

     5. All securities orders generated by the Branch Office will be placed only through GKN's New York City office and neither the Principals, nor any member or broker of the Branch Office shall be allowed to represent the ability to purchase securities or place orders or "give GKN's name out to the street." The Branch Office shall operate at all times under the name of GKN, which name shall be used on all letterhead and signage of the Branch Office in a manner approved by GKN in advance. Any goodwill developed by the Branch Office in the GKN name shall inure to the benefit of GKN, as Neuco and the Principals understand and agree that they have absolutely no right in or to the GKN name and may only use it as provided in this Agreement.

     6. All corporate finance and investment banking and consulting activities and opportunities of the Branch Office will be directed through GKN and subject to GKN's sole approval.

     7. GKN agrees to provide facilities for carrying customer accounts. Such facilities shall include customer statements and confirmations all by a member in good standing with the NYSE; the member through and by whom such accounts are carried presently is Bear Stearns & Co. GKN further agrees to execute selling agreements as a dealer of and for such various limited partnerships and mutual funds as GKN may reasonably approve in its sole discretion after appropriate due diligence.

     8. GKN agrees to pay the registration fees for up to a maximum of ten registered representatives of the Branch Office in no more than five states and the transfer fees for such registered representatives.


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     9.   (a) The Principals shall have no liability under paragraph (b) below if Neuco (i) deposits with GKN the sum of $25,000 upon commencement of operation, and (ii) it is understood that Neuco will deposit an additional $25,000 with GKN prior to September 11, 1992, to be held under the terms set forth below (such sums being referred to herein as the "Deposit"). GKN shall be entitled to hold the deposit as security for, and apply the Deposit against any amounts to become owed to the Indemnities under paragraph (b) below. GKN shall also be entitled to deduct from any amounts payable to the Branch Office hereunder such amounts as may be required for Neuco to fulfill its obligation to make the additional $25,000 payment referred to in (ii) above. GKN shall refund the Deposit to Neuco by the later of (i) 90 days after the termination of this Agreement, or (ii) the date on which all claims or threatened claims which could give rise to indemnification hereunder have been finally resolved and settled.

          (b) In the event that the deposits described in paragraph (a) above are not made on a timely basis, Neuco and the Principals agree to jointly and severally indemnify GKN and its officers, directors, and shareholders (collectively, the "Indemnitees") and hold them harmless from and against any and all costs, damages, claims, expenses, arbitrations, litigations, inquiries, investigations and liabilities, including reasonable attorney fees, arising out of or relating to (i) a breach by Neuco or any of the Principals of this Agreement or the representations and warranties included herein, (ii) any third party claim for damages or other monies the responsibility for which is Neuco's and the Principals' under the terms of this Agreement or (iii) any violation or alleged violation by Neuco, the Principals and/or any representatives or brokers of the Branch Office of any law, rule, regulation or guideline of the SEC, NASD or other regulatory body or jurisdiction or of any policy or procedure contained in GKN's compliance manual.


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     10.  GKN hereby agrees not to offer to any other party the right to own or operate an independently owned GKN Branch Office in Dade County, Florida for a period of two years from the date hereof or such shorter period as this Agreement remains in effect.

     Upon your signature below you may consider yourselves the owners and operators of an independently-owned North Miami, Florida based Branch office of GKN. We wish you luck in this venture.

                                        Sincerely,

                                        GKN SECURITIES CORP.

                                        By:/s/ Roger Gladstone
                                           ----------------------
                                           Roger Gladstone, Pres.

ACCEPTED AND AGREED:

NEUCO INVESTMENTS, INC.

By: /s/ Ronald Neumark
    -------------------------
    Ronald Neumark, President

By: /s/ Maico Winer
    -------------------------
    Maico Winer, Vice-President

By: /s/ Kevin Neumark
    -------------------------
    Kevin Neumark, Secretary/Treasurer